EXHIBIT NO. 10(iii)(j)

SCHEDULE OF PARTICIPATING OFFICERS

Armstrong World Industries, Inc. has entered into substantially similar agreements with certain of its officers, including Stephen J. Senkowski, Matthew J. Angello, John N. Rigas and William C. Rodruan. Mr. Rigas does not participate in the “split dollar” insurance arrangements referenced in Section 6.1(C); Mr. Rodruan’s agreement has been modified in that Section 6.1(A) has been modified to provide a 2X multiplier, and Section 16(P) has been modified to remove the “modified single trigger” provision.